UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2026

MicroVision, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34170	91-1600822
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18390 NE 68th Street, Redmond, Washington 98052

(Address of principal executive offices) (Zip Code)

(425) 936-6847

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 Par Value	MVIS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 12, 2026, MicroVision, Inc. (the “Company”) and the Agents (as defined herein) entered into Amendment No. 1 (“Amendment No. 1”) to that certain At-The-Market Issuance Sales Agreement, dated March 5, 2024 (the “Sales Agreement”), by and among the Company and Deutsche Bank Securities Inc., Mizuho Securities USA LLC and Craig-Hallum Capital Group LLC (collectively, the “Agents”), pursuant to which the Company may offer and sell, from time to time, shares of its common stock, par value $0.001 per share (“Common Stock”), through or directly to the Agents. As of June 12, 2026, approximately $42,000,000 of Common Stock remains unsold under the Sales Agreement.

Amendment No. 1 updates the Sales Agreement to reference the Registration Statement on Form S-3 filed on the date hereof (the “New Registration Statement”), including the sales agreement prospectus filed therein, and to make certain other changes. Amendment No. 1 becomes effective as of the effective date of the New Registration Statement. Amendment No. 1 is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 12, 2026, the Company submitted an application to transfer the listing of the Company’s Common Stock from The Nasdaq Global Market to The Nasdaq Capital Market. The Company’s transfer application is subject to review and approval by the staff of the Nasdaq Stock Market (“Nasdaq”).

As previously disclosed in the Company’s Current Report on Form 8-K filed on January 16, 2026, the Company received a notification letter from Nasdaq notifying the Company of its failure to maintain the $1.00 minimum bid price required for continued listing on The Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). If Nasdaq approves the Company’s transfer to The Nasdaq Capital Market, the Company may receive an additional 180-calendar-day period to regain compliance with the Minimum Bid Price Requirement.

During the additional 180-calendar-day grace period, the Company’s Common Stock must close at $1.00 or more for at least 10 consecutive business days to regain compliance with the Minimum Bid Price Requirement, unless Nasdaq exercises its discretion to extend this 10-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

There can be no assurance that the Company’s transfer application will be approved, that the Company will be granted an additional compliance period, or that the Company will be able to regain compliance with the Minimum Bid Price Requirement during any such additional compliance period. If the transfer application is approved, the transfer is not expected to impact trading in the Company’s Common Stock, which will continue to trade on Nasdaq under the symbol “MVIS.”

Item 7.01.	Regulation FD.

On June 12, 2026, the Company issued a press release announcing, among other things, the date of a business update and interactive Q&A session to address shareholder questions about the Company’s 2026 Annual Meeting of Shareholders.

A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to At-The-Market Issuance Sales Agreement, dated June 12, 2026, by and among MicroVision, Inc., Deutsche Bank Securities Inc., Mizuho Securities USA LLC and Craig-Hallum Capital Group LLC (incorporated by reference to Exhibit 10.1 to the Company’s Form 3 Registration Statement, Registration No. 333-296749 filed with the SEC on June 12, 2026)
99.1	Press Release of MicroVision, Inc. dated June 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Drew G. Markham
Drew G. Markham
Senior Vice President, General Counsel and Secretary

Dated: June 12, 2026